CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 1, 1998, relating to the financial statements of the Nu Skin Acquired Entities for the years ended December 31, 1996 and 1997, which appears in Nu Skin Enterprises' Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration Statement.

                    GRANT THORNTON LLP

Provo, Utah
January 17, 2000